Exhibit 99.1
CMS ENERGY ANNOUNCES SECOND QUARTER ADJUSTED EARNINGS
OF $0.26 PER SHARE AND REAFFIRMS
FULL-YEAR ADJUSTED EARNINGS GUIDANCE
          JACKSON, Mich., July 28, 2011 — CMS Energy announced today reported net income of $100 million, or $0.38 per share, for the second quarter of 2011 compared to reported net income of $80 million, or $0.32 per share, for the same quarter of 2010.
          The results for the second quarters of 2011 and 2010 each included a substantial one-time gain — $32 million (non-cash) and $15 million, respectively — related to the company’s non-utility operations.
          The company’s second quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of such one-time items, legacy issues associated with previously sold assets and certain other items, was $68 million, or $0.26 per share, compared to $65 million, or $0.26 per share, for the same quarter in 2010.
          The second quarter results reflect lower electric sales at the company’s Michigan utility, Consumers Energy, because of cooler temperatures compared to the second quarter of 2010. The costs to restore service to customers after a series of unusually severe spring storms also affected the second quarter results. Those costs were offset partially by slightly higher natural gas sales linked to the cooler temperatures.
          For the first six months of the year, CMS Energy had reported net income of $235 million, or $0.90 per share, compared to $165 million, or $0.67 per share, for the first half of 2010. On adjusted basis, the company had income of $201 million, or $0.77 per share, for the first two quarters of 2011 compared to $158 million, or $0.64 per share, for the same period in 2010.
          CMS Energy reaffirmed its guidance for 2011 adjusted earnings of $1.44 per share. That’s an increase of about 6 percent from 2010 adjusted earnings and is consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings growth.

          John Russell, CMS Energy’s president and chief executive officer, said the solid results for the second quarter and the first half of the year reflect the strength of the company’s overall plan. The company plans to invest more than $6 billion through 2015 to serve customers and improve the environment. Consumers Energy is one of the largest investors in the state of Michigan.
          “Our focus is on delivering value to customers and we’re working hard every day to provide our customers with safe, reliable, and affordable energy service,” Russell said. “We’re making substantial investments in renewable energy, environmental quality, energy efficiency, and our natural gas infrastructure. Along with providing value to customers, these investments are creating jobs and boosting the state’s economy.
          “We have set aggressive cost control goals to help hold down costs for customers. Our plan calls for base rate increases to be at or below the rate of inflation for the next five years.”
          In reviewing recent major events, Russell noted the company:
•	Met the highest customer demand for electricity in its 125-year history on July 21 while reducing heat-related customer outages by 50 percent.

•	Reached an agreement with the U.S. Department of Energy to settle a spent nuclear fuel lawsuit that the company filed against the agency in 2002.

•	Received approval from the Michigan Public Service Commission for its updated renewable energy plan, including a $54 million annual reduction on customer bills, beginning in September.

•	Reported that Consumers Energy customers saved an estimated $38 million last year by implementing a wide range of electric and natural gas energy efficiency measures through the utility’s energy efficiency programs.

•	Committed to spend an additional $250 million on competitively priced, quality products and services over the next five years with businesses in the state as part of the Pure Michigan Business Connect initiative. That is in addition to the $2 billion a year the utility already spends with other Michigan companies.
          CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2011. Reported earnings could vary because of several factors, such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2010 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarter Ended March 31, 2011.
CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Operating Revenue	$1,364	$1,340	$3,419	$3,307
Operating Expenses	1,157	1,078	2,906	2,806

Operating Income	$207	$262	$513	$501
Other Income	8	14	17	30
Interest Charges	104	117	209	222

Income before Income Taxes	$111	$159	$321	$309
Income Tax Expense	10	59	87	120

Income from Continuing Operations	$101	$100	$234	$189
Income (Loss) from Discontinued Operations	—	(16)	2	(17)

Net Income	$101	$84	$236	$172
Income Attributable to Noncontrolling Interests	1	2	1	2

Net Income Attributable to CMS Energy	$100	$82	$235	$170
Preferred Dividends	—	2	—	5

Net Income Available to Common Stockholders	$100	$80	$235	$165

Income Per Share
Basic	$0.40	$0.35	$0.94	$0.72
Diluted	0.38	0.32	0.90	0.67

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30	December 31
	2011	2010
	(Unaudited)
Assets
Cash and cash equivalents	$994	$247
Restricted cash and cash equivalents	29	23
Other current assets	1,933	2,489

Total current assets	$2,956	$2,759
Plant, property & equipment	10,255	10,069
Non-current assets	2,734	2,788

Total Assets	$15,945	$15,616

Stockholders’ Investment and Liabilities
Current liabilities	$1,118	$1,271
Non-current liabilities	4,341	4,122
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,880	6,786
Non-recourse debt and finance leases	414	392

Total debt and capital and finance leases	7,294	7,178
Noncontrolling interests	44	44
Common stockholders’ equity	2,958	2,793

Total capitalization	$10,296	$10,015
Securitization debt	190	208

Total Stockholders’ Investment and Liabilities	$15,945	$15,616

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Half
	(Unaudited)
	2011	2010

Beginning of Period Cash	$247	$90

Cash provided by operating activities	$1,216	$1,048
Cash used in investing activities	(471)	(490)

Cash flow from operating and investing activities	$745	$558
Cash used in financing activities	—	(111)
Changes in cash included in assets held for sale	2	(1)

Total Cash Flow	$747	$446

End of Period Cash	$994	$536

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Net Income Available to Common Stockholders	$100	$80	$235	$165
Reconciling Items:
Discontinued Operations (Income) Loss	—	16	(2)	17
Downsizing Program	—	—	—	6
Tax Changes	(32)	—	(32)	—
Asset Sales Gains and Other	—	(31)	—	(30)

Adjusted Net Income — Non-GAAP Basis	$68	$65	$201	$158

Average Number of Common Shares Outstanding
Basic	250	228	250	228
Diluted	262	248	262	248

Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.40	$0.35	$0.94	$0.72
Reconciling Items:
Discontinued Operations (Income) Loss	—	0.07	(0.01)	0.08
Downsizing Program	—	—	—	0.03
Tax Changes	(0.13)	—	(0.13)	—
Asset Sales Gains and Other	—	(0.14)	—	(0.14)

Adjusted Net Income — Non-GAAP Basis	$0.27	$0.28	$0.80	$0.69

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.38	$0.32	$0.90	$0.67
Reconciling Items:
Discontinued Operations (Income) Loss	—	0.07	(0.01)	0.07
Downsizing Program	—	—	—	0.03
Tax Changes	(0.12)	—	(0.12)	—
Asset Sales Gains and Other	—	(0.13)	—	(0.13)

Adjusted Net Income — Non-GAAP Basis	$0.26	$0.26	$0.77	$0.64

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.